FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Charles D. Christy
Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION REPORTS EARNINGS
FOR THIRD QUARTER OF $7.9 MILLION
ATLANTA, GA (October 19, 2017) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported net income of $7.9 million, or $0.30 per diluted share for the quarter ended September 30, 2017, compared with $8.9 million, or $0.33 per diluted share, for the quarter ended June 30, 2017. For the year to date ended September 30, 2017, the Company reported net income of $27.4 million, or $1.03 per diluted share, compared with $23.7 million, or $0.92 per diluted share, for the same period in 2016.

Fidelity's Chairman, Jim Miller, said, “The results in the third quarter reflect the many challenges we and other bankers face while operating in a flat rate environment, slowing quality loan demand, accelerated competition from other banks, and the ongoing pressure to our indirect auto loan business. Although we believe the economy is improving, earnings in mortgage and indirect were impacted. For the rest of our traditional core bank, we remain focused and committed to implement changes to our operations and technology that will enable us to be more efficient and effective in our growth strategies. We will continue to invest to become less reliant on the non-margin businesses.”

President Palmer Proctor, added, “Wealth Management will be at a positive run rate by year end. SBA is doing well and now has a national reach. Retail banking is doing especially well with lending to small businesses and in providing funding for lending in all areas. Branches will be opened in Tallahassee, Florida, and Macon and Covington, Georgia, in the near future. Taking a longer view and building diverse lines of business has made our company stronger.”

RECENT EVENTS
In August 2017, Hurricane Harvey struck the state of Texas causing massive flooding in certain southern counties. Fidelity's indirect auto business has a number of customers that were impacted by the storm causing an immaterial uptick in auto delinquencies. In September 2017, Hurricane Irma struck the state of Florida, causing extensive structural/windstorm damage, and flooding that extended through Florida and Georgia. Fidelity has customers, employees, and operations that were affected by Irma's path, but we believe these events will not have a material impact on the Company's banking and mortgage operations in those markets.

BALANCE SHEET
Total assets of $4.5 billion at September 30, 2017, represent a decrease of $103.9 million, or 2.3%, compared to June 30, 2017. The decrease in total assets for the quarter was primarily driven by a decrease in cash and cash equivalents of $143.6 million, which was the result of paying off FHLB and brokered CD borrowings of $180.2 million, during the quarter. The decrease in cash and cash equivalents was partially offset by an increase in total loans of $23.2 million. Deposit growth remained strong during the quarter as total core deposits rose by $93.1 million, offset by a decrease in total time deposits of $54.5 million.
Loans
Total loans of $3.8 billion at September 30, 2017, increased by $23.2 million, or 0.6%, as compared to June 30, 2017. During the quarter, loans held for investment increased by $77.6 million, or 2.3%, to $3.4 billion. Total commercial, SBA, and construction loans were down by $14.6 million, or 1.2%, primarily due to payoffs in the commercial portfolio and a slowing of quality commercial and industrial loan demand.
Loans held for sale decreased by $54.4 million, or 13.8%, as reductions were seen in the residential mortgage and indirect auto categories.
Asset Quality
Asset quality continued to improve as evidenced by the reduction in non performing assets, excluding acquired loans and the guaranteed portion of SBA and GNMA loans (“adjusted NPA's”). For the past year, adjusted NPA's have decreased by $8.2 million, or 19.7%.
On a linked-quarter basis, the provision for loan losses increased by $675,000, as net charge-offs increased by $321,000. Gross charge-offs were flat while recoveries decreased, on a linked-quarter basis. Annualized net charge-offs remained relatively low at 0.13% of average loans.
Year over year, the provision for loan losses of $1.4 million recorded for the quarter represented a decrease of $693,000 compared to the same quarter a year ago. The primary reason for the lower provision for loan losses is the continued overall improvement in the Company's credit quality.
Fair Value Adjustments
Loan servicing rights increased during the quarter by $3.7 million, or 3.4%, to $111.9 million. Mortgage servicing rights (“MSRs”), the primary component of loan servicing rights, contributed the majority of the change, increasing by $4.3 million, slightly offset by the change in indirect auto and SBA loan servicing rights for the quarter.
The net increase in MSRs was primarily driven by increased sales of mortgage loans with servicing retained to $644.6 million for the quarter, an increase of $70.8 million, or 12.3%, in comparison to the prior linked-quarter. The increase due to new loan servicing rights capitalized during the quarter was partially offset by amortization of $3.6 million and a modest amount of impairment as a result of higher estimated prepayments.
The current estimated fair market value of the MSRs was $103.1 million at September 30, 2017, an excess of $4.1 million over the net carrying value recorded. If interest rates trend upward, the fair market value would theoretically increase with a corresponding decrease in early prepayment expectations and some portion of the cumulative impairment recorded may be recovered. However, the value of the MSRs is highly dependent on current market rates so any interest rate volatility could significantly impact the value of the asset and the recorded impairment, either positively or negatively.
Fair value gains on the portfolio of mortgage loans held for sale, interest rate lock commitments (“IRLCs”) and hedge items were $11.6 million at September 30, 2017, a decrease of $2.3 million, or 16.3%, during the quarter. The decrease was primarily attributable to the decreases in loans held for sale and gross pipeline of locked loans to be sold as we enter into the fall and winter months, historically a lower buying season. Since the bank hedges its mortgage pipeline and held for sale portfolio, the volatility of these items due to interest rate movements collectively should be minimal.
Deposits
Total deposits continue to remain a foundational strength for the Company. Demand and money market deposits increased by $48.2 million, or 3.4%, during the quarter, including a $35.8 million increase in the Florida branches. Florida deposits now comprise 18.9% of total deposits and have increased in size by $148.4 million, or 24.9%, since December 2016. Noninterest-bearing demand deposits ended the quarter at a record level of $1.1 billion, an increase of $29.7 million from the previous quarter-end.
INCOME STATEMENT
Net income was $7.9 million, or $1.0 million less than the previous quarter. The decrease in earnings was primarily driven by a decrease in net interest income of $352,000 from lower earning assets, the aforementioned increase in provision for loan losses, lower noninterest income of $1.4 million, partially offset by lower noninterest expenses of $1.7 million. As compared to the same quarter a year ago, net income decreased by $4.6 million.
The decrease in earnings, as compared to the same quarter a year ago, was primarily driven by lower net interest income of $1.4 million, lower provision for loan losses of $693,000, lower noninterest income of $5.7 million, and higher noninterest expense of $670,000.
Net Interest Income
Interest income of $39.1 million for the quarter decreased by $473,000, or 1.2%, primarily driven by a decrease of 6 basis points in the yield on loans and a decrease in average loans of $10.1 million. Additionally, the interest income from excess fed funds sold and interest-bearing deposits with banks decreased by $45,000, or 5.3%, for the quarter as excess cash from the money market deposit campaign was used to pay off higher-yielding short-term borrowings.
As compared to the same period in the prior year, interest income decreased by $793,000, or 2.0%, as the yield on loans decreased by 15 basis points, primarily in the commercial, construction and mortgage loan portfolios, offset by an increase of 11 basis points in indirect auto loan yields.
Interest expense of $5.7 million, for the quarter, decreased by $121,000, or 2.1%, primarily due to the pay down of short-term borrowings. The borrowing expense decreased by $486,000, partially offset by an increase in interest-bearing deposit expenses of $272,000 from the Florida marketing campaign. As compared to the same period in the prior year, interest expense increased by $576,000, or 11.2%, as market rates on deposits increased as a result of the increases in the target fed funds rate over the past twelve months.
Net Interest Margin
On a linked-quarter basis, the net interest margin remained flat at 3.20%. The yield on total average earning assets remained flat at 3.75%, while the yield on total interest bearing liabilities increased slightly by 2 basis points to 0.77%. Average earning assets decreased by $98.9 million, primarily driven by the use of cash to pay down the short-term borrowings, and a reciprocal lowering of FHLB stock. Average interest-bearing liabilities decreased by $182.9 million, primarily driven by the $222.5 million decrease in other short-term borrowings, partially offset by an increase of $39.5 million in total interest-bearing deposits.
As compared to the same period a year ago, the net interest margin decreased by 27 basis points, from 3.47%, primarily due to a 23 basis point decrease in the yield on earning assets, while the yield on total interest-bearing liabilities increased by 8 basis points from 0.69%. Average earning assets increased by $149.7 million, primarily due to the increase in excess cash generated over the year by the increase in deposits. Average interest-

bearing liabilities increased by $4.8 million, primarily driven by an increase in average interest-bearing deposits of $241.9 million and offset by a decrease in average borrowings of $237.2 million.
Noninterest Income
On a linked-quarter basis, noninterest income decreased by $1.4 million, or 4.0%, largely due to a net decrease in mortgage banking activities income of $1.9 million, or 7.1%, and a decrease in indirect lending activities income of $1.7 million, or 47.8%. Marketing gains and origination points and fees decreased during the quarter primarily due to lower mortgage production, which decreased $47.6 million and a lower pipeline of locked loans to be sold, which decreased by $95.1 million, or 26.4%. These factors were offset by higher loan sales which increased $42.5 million, or 6.2%. Due to the industry-wide weakening of the indirect auto loan sales market, the Company's indirect loan sales decreased by $124.9 million, or 82.2%, resulting in lower gain on sale of $811,000 and a decrease in capitalization of servicing rights of $838,000. The mortgage and indirect auto decreases were offset by increases of $779,000 in SBA lending activities, $263,000 in service charges and other fees, a $403,000 increase in gain on sale of ORE, a reduction of $649,000 in the amortization of the FDIC indemnification asset as commercial loss shares expired at June 30, 2017, and an increase in trust service fees of $86,000.
Compared to the same period a year ago, noninterest income for the quarter of $33.6 million decreased by $5.7 million, or 14.5%, primarily due to a net decrease in noninterest income from mortgage banking activities of $5.1 million, or 16.8%. Marketing gains decreased by $5.5 million compared to the third quarter of 2016 due to a decrease in the pipeline of locked loans of $129.3 million or 32.8% as well as the mix of loan production with more profitable refinances making up 33.3% of loan production in the third quarter of 2016 compared to 13.7% in the third quarter of 2017.
Noninterest Expense
On a linked-quarter basis, noninterest expense decreased by $1.7 million, or 3.1%, primarily due to a decrease in other noninterest expense of $1.4 million. The decrease in other noninterest expense was primarily due to a $1.0 million decrease in loan origination and credit report expenses related to mortgage loan production. Professional and other services expense were also lower by $448,000, or 8.9%, due to a decline in expenses paid to outside third parties. These decreases were offset by an increase in salaries, commissions and employee benefits of $339,000, or 1.0%, which was mainly due to an increase in $690,000 in deferred compensation expense, offset by a decrease in commissions of $140,000.
Compared to the same period a year ago, noninterest expense for the quarter of $52.8 million increased by $670,000, or 1.3% mostly due to increased expenses associated with organic growth, especially in the mortgage and Wealth Management divisions. Salaries, employee benefits and commissions increased by $1.9 million, or 5.6%, mainly due to an increase in the FTE count of approximately 103, or 8.1%, year over year. Professional and other services also increased by $551,000, or 13.6%, primarily due to increased expenses paid to outside third parties for infrastructure improvement projects and costs associated with new and existing regulations. These increases in noninterest expense were offset by decreases in other noninterest expense of $1.7 million, or 17.2%, and a decrease in occupancy expense of $89,000, or 1.9%. Other noninterest expense was lower by $842,000 due to lower loan origination and credit reports expenses associated with lower mortgage production noted above in the linked-quarter paragraph and lower ORE expense of $547,000 as the amount of ORE properties was significantly lower in the third quarter of 2017 compared to the third quarter of 2016.
OTHER NEWS
In October 2017, Fidelity announced plans to open three de novo branches, one in Tallahassee, Florida, one in Macon, Georgia, and one in Covington, Georgia. Fidelity believes these branches will be well positioned to generate new customers and opportunities in these markets.

ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries, Fidelity Bank and LionMark Insurance Company, provides banking services and Wealth Management services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. SBA, indirect auto, and mortgage loans are provided throughout the South and parts of the Midwest. For additional information about Fidelity's products and services, please visit the web site at www.FidelitySouthern.com.
NON-GAAP FINANCIAL MEASURES
This release contains certain non-GAAP financial measures. Management believes that these non-GAAP financial measures allow better comparability with prior periods, as well as with peers in the industry who provide a similar presentation and provide a greater understanding of our ongoing operations. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other Companies.
SAFE HARBOR
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2016 Annual Report filed on Form 10-K with the Securities and Exchange Commission. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	As of or for the Quarter Ended			As of or for the Nine Months Ended
($ in thousands, except per share data)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
INCOME STATEMENT DATA:
Interest income	$39,105	$39,578	$39,898	$116,325	$110,996
Interest expense	5,711	5,832	5,135	16,951	15,096
Net interest income	33,394	33,746	34,763	99,374	95,900
Provision for loan losses	1,425	750	2,118	4,275	5,746
Noninterest income	33,638	35,056	39,325	106,064	94,182
Noninterest expense	52,837	54,551	52,167	157,960	146,850
Net income before income tax	12,769	13,502	19,803	43,203	37,487
Income tax expense	4,835	4,610	7,288	15,850	13,785
Net income	7,934	8,892	12,515	27,353	23,701
PERFORMANCE:
Earnings per common share - basic	$0.30	$0.34	$0.48	$1.03	$0.94
Earnings per common share - diluted	0.30	0.33	0.48	1.03	0.92
Total revenues	72,743	74,634	79,223	222,389	205,178
Book value per common share	14.47	14.21	13.32	14.47	13.32
Tangible book value per common share	14.00	13.72	12.78	14.00	12.78
Cash dividends paid per common share	0.12	0.12	0.12	0.36	0.36
Dividend payout ratio	40.00%	35.29%	25.00%	34.95%	38.30%
Return on average assets	0.70%	0.78%	1.15%	0.81%	0.76%
Return on average shareholders' equity	8.28%	9.58%	14.58%	9.66%	9.68%
Equity to assets ratio	8.61%	8.23%	7.91%	8.61%	7.91%
Net interest margin	3.20%	3.20%	3.47%	3.20%	3.33%
END OF PERIOD BALANCE SHEET SUMMARY:
Total assets	$4,505,423	$4,609,280	$4,395,611	$4,505,423	$4,395,611
Earning assets	4,167,549	4,267,358	4,074,834	4,167,549	4,074,834
Loans, excluding Loans Held-for-Sale	3,409,707	3,332,132	3,332,311	3,409,707	3,332,311
Total loans	3,750,036	3,726,842	3,783,928	3,750,036	3,783,928
Total deposits	3,938,360	3,899,796	3,538,908	3,938,360	3,538,908
Shareholders' equity	388,068	379,399	347,770	388,068	347,770
Assets serviced for others	10,109,466	9,877,434	8,926,574	10,109,466	8,926,574
ASSET QUALITY RATIOS:
Net charge-offs to average loans	0.13%	0.09%	—%	0.13%	0.23%
Allowance to period-end loans	0.90%	0.91%	0.89%	0.90%	0.89%
Nonperforming assets to total loans, ORE and repossessions	1.56%	1.50%	1.51%	1.56%	1.54%
Adjusted nonperforming assets to loans, ORE and repossessions(1)	0.95%	1.02%	1.19%	0.95%	1.19%
Allowance to nonperforming loans, ORE and repossessions	0.52x	0.54x	0.52x	0.52x	0.58x
SELECTED INFORMATION AND RATIOS:
Loans to total deposits	86.58%	85.44%	94.16%	86.58%	94.16%
Avg total loans to average earning assets	89.85%	87.99%	92.49%	89.61%	94.47%
Noninterest income to total revenue	46.24%	46.97%	49.64%	47.69%	45.90%
Leverage ratio	8.81%	8.36%	8.48%	8.81%	8.48%
Common equity tier 1 capital	8.69%	8.61%	8.19%	8.69%	8.19%
Tier 1 risk-based capital	9.82%	9.76%	9.31%	9.82%	9.31%
Total risk-based capital	12.51%	12.47%	11.97%	12.51%	11.97%
Mortgage loan production	$752,854	$800,426	$828,124	$2,106,277	$2,213,902
Total mortgage loan sales	$731,595	$689,073	$796,379	$1,986,671	$2,056,705
Indirect automobile production	$256,084	$249,716	$361,630	$822,341	$1,046,617
Total indirect automobile loan sales	$27,115	$151,996	$64,793	$371,546	$462,479
(1) Excludes acquired loans and net of SBA & GNMA guarantees. See non-GAAP reconciliation table for a reconciliation to the comparable GAAP measure

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	September 30, 2017	June 30, 2017	September 30, 2016
ASSETS
Cash and cash equivalents	$312,027	$430,547	$143,909
Investment securities available-for-sale	124,827	130,371	152,746
Investment securities held-to-maturity	15,072	15,593	16,792
Loans held-for-sale	340,329	394,710	451,617

Loans	3,409,707	3,332,132	3,332,311
Allowance for loan losses	(30,703)	(30,425)	(29,737)
Loans, net of allowance for loan losses	3,379,004	3,301,707	3,302,574

Premises and equipment, net	87,792	87,253	88,510
Other real estate, net	8,624	9,382	16,926
Bank owned life insurance	71,455	71,027	69,686
Servicing rights, net	111,890	108,216	82,020
Other assets	54,403	60,474	70,831
Total assets	$4,505,423	$4,609,280	$4,395,611

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$1,112,714	$1,082,966	$976,178
Interest-bearing deposits
Demand and money market	1,484,180	1,436,005	1,175,711
Savings	351,833	336,695	341,000
Time deposits	989,633	1,044,130	1,046,019
Total deposits	3,938,360	3,899,796	3,538,908

Short-term borrowings	14,746	164,896	352,603
Subordinated debt, net	120,554	120,521	120,421
Other liabilities	43,695	44,668	35,909
Total liabilities	4,117,355	4,229,881	4,047,841

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—
Common stock	212,633	208,699	200,129
Accumulated other comprehensive income, net	964	959	2,901
Retained earnings	174,471	169,741	144,740
Total shareholders’ equity	388,068	379,399	347,770
Total liabilities and shareholders’ equity	$4,505,423	$4,609,280	$4,395,611

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Quarter Ended			For the Nine Months Ended
($ in thousands, except per share data)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
INTEREST INCOME
Loans, including fees	$37,290	$37,560	$38,481	$110,933	$106,670
Investment securities	1,011	1,170	1,268	3,389	3,992
Other	804	848	149	2,003	334
Total interest income	39,105	39,578	39,898	116,325	110,996
INTEREST EXPENSE
Deposits	4,163	3,891	3,336	11,503	9,812
Short term borrowings	16	502	345	910	950
Subordinated debt	1,532	1,439	1,454	4,538	4,334
Total interest expense	5,711	5,832	5,135	16,951	15,096
Net interest income	33,394	33,746	34,763	99,374	95,900
Provision for loan losses	1,425	750	2,118	4,275	5,746
Net interest income after provision for loan losses	31,969	32,996	32,645	95,099	90,154
NONINTEREST INCOME
Service charges on deposit accounts	1,553	1,481	1,530	4,489	4,333
Other fees and charges	2,197	2,006	2,288	6,060	5,775
Mortgage banking activities	25,040	26,956	30,091	77,865	64,113
Indirect lending activities	1,901	3,640	2,388	9,967	11,434
SBA lending activities	1,460	681	1,202	3,959	4,329
Bank owned life insurance	401	419	968	1,259	1,916
Securities gains	—	—	296	—	578
Other	1,086	(127)	562	2,465	1,704
Total noninterest income	33,638	35,056	39,325	106,064	94,182
NONINTEREST EXPENSE
Salaries and employee benefits	26,331	25,852	23,807	77,621	69,437
Commissions	9,244	9,384	9,867	26,126	25,831
Occupancy, net	4,508	4,700	4,597	13,371	12,994
Professional and other services	4,604	5,052	4,053	13,723	11,685
Other	8,150	9,563	9,843	27,119	26,902
Total noninterest expense	52,837	54,551	52,167	157,960	146,849
Income before income tax expense	12,770	13,501	19,803	43,203	37,487
Income tax expense	4,836	4,609	7,288	15,850	13,785
NET INCOME	$7,934	$8,892	$12,515	$27,353	$23,702

EARNINGS PER COMMON SHARE:
Basic	$0.30	$0.34	$0.48	$1.03	$0.94
Diluted	$0.30	$0.33	$0.48	$1.03	$0.92
Weighted average common shares outstanding-basic	26,729	26,433	25,993	26,500	25,252
Weighted average common shares outstanding-diluted	26,849	26,547	26,127	26,625	25,641

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Commercial	$789,788	$796,699	$802,905	$784,737	$789,674
SBA	142,989	145,311	149,727	149,779	145,890
Total commercial and SBA loans	932,777	942,010	952,632	934,516	935,564

Construction loans	243,600	248,926	249,465	238,910	228,887

Indirect automobile	1,609,678	1,531,761	1,565,298	1,575,865	1,631,903
Installment loans and personal lines of credit	26,189	31,225	31,647	33,225	34,181
Total consumer loans	1,635,867	1,562,986	1,596,945	1,609,090	1,666,084
Residential mortgage	452,584	433,544	418,941	386,582	370,465
Home equity lines of credit	144,879	144,666	136,943	133,166	131,311
Total mortgage loans	597,463	578,210	555,884	519,748	501,776
Loans held for investment	3,409,707	3,332,132	3,354,926	3,302,264	3,332,311

Loans held-for-sale:
Residential mortgage	257,326	279,292	201,661	252,712	291,030
SBA	8,003	15,418	9,456	12,616	10,587
Indirect automobile	75,000	100,000	150,000	200,000	150,000
Total loans held-for-sale	340,329	394,710	361,117	465,328	451,617
Total loans	$3,750,036	$3,726,842	$3,716,043	$3,767,592	$3,783,928

DEPOSITS BY CATEGORY
(UNAUDITED)

	For the Quarter Ended
	September 30, 2017		June 30, 2017		March 31, 2017		December 31, 2016		September 30, 2016
($ in thousands)	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate
Noninterest-bearing demand deposits	$1,103,414	—%	$1,027,909	—%	$961,188	—%	$978,909	—%	$1,004,924	—%
Interest-bearing demand deposits	1,447,874	0.42%	1,363,651	0.37%	1,244,955	0.31%	1,179,837	0.25%	1,151,152	0.26%
Savings deposits	340,663	0.31%	357,712	0.32%	387,007	0.36%	350,885	0.33%	370,011	0.35%
Time deposits	1,021,563	0.92%	1,049,248	0.90%	1,050,897	0.83%	1,052,082	0.89%	1,047,044	0.86%
Total average deposits	$3,913,514	0.42%	$3,798,520	0.41%	$3,644,047	0.38%	$3,561,713	0.38%	$3,573,131	0.37%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
NONPERFORMING ASSETS
Nonaccrual loans (2) (6)	$41,408	$37,894	$38,377	$35,358	$32,796
Loans past due 90 days or more and still accruing	6,534	7,210	8,414	6,189	6,140
Repossessions	2,040	1,779	1,654	2,274	1,747
Other real estate (ORE)	8,624	9,382	11,284	14,814	16,926
Nonperforming assets	$58,606	$56,265	$59,729	$58,635	$57,609

ASSET QUALITY RATIOS
Loans 30-89 days past due	$10,193	$7,181	$11,735	$7,707	$7,304
Loans 30-89 days past due to loans	0.30%	0.22%	0.35%	0.23%	0.22%
Loans past due 90 days or more and still accruing to loans	0.19%	0.22%	0.25%	0.19%	0.18%
Nonperforming loans as a % of loans	1.41%	1.35%	1.39%	1.26%	1.17%
Nonperforming assets to loans, ORE, and repossessions	1.56%	1.51%	1.60%	1.55%	1.51%
Adjusted nonperforming assets to loans, ORE and repossessions(8)	0.95%	1.02%	1.10%	1.15%	1.19%
Nonperforming assets to total assets	1.30%	1.22%	1.32%	1.34%	1.31%
Adjusted nonperforming assets to total assets(8)	0.74%	0.78%	0.85%	0.92%	0.95%
Classified Asset Ratio(4)	20.59%	20.14%	20.97%	21.22%	21.47%
ALL to nonperforming loans	64.04%	67.46%	65.09%	71.80%	76.37%
Net charge-offs, annualized to average loans	0.13%	0.09%	0.16%	0.28%	—%
ALL as a % of loans	0.90%	0.91%	0.91%	0.90%	0.89%
Adjusted ALL as a % of adjusted loans(7)	1.30%	1.30%	1.36%	1.39%	1.43%
ALL as a % of loans, excluding acquired loans(5)	0.96%	0.98%	0.98%	0.99%	0.98%

CLASSIFIED ASSETS
Classified loans(1)	$75,033	$71,040	$71,082	$68,128	$67,826
ORE and repossessions	10,664	11,162	12,938	17,088	16,792
Total classified assets(3)	$85,697	$82,202	$84,020	$85,216	$84,618

(1) Amount of SBA guarantee included in classified loans	$2,755	$7,458	$5,213	$7,735	$8,665
(2) Amount of repurchased government-guaranteed loans, primarily residential mortgage loans, included in nonaccrual loans	$15,450	$12,502	$12,287	$7,771	$4,648
(3) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of loss share and purchase discounts
(4) Classified asset ratio is defined as classified assets as a percentage of the sum of Tier 1 capital plus allowance for loan losses
(5) Allowance calculation excludes the recorded investment of acquired loans, due to valuation calculated at acquisition
(6) Excludes purchased credit impaired (PCI) loans which are not removed from their accounting pool
(7) Excludes indirect and acquired loans. See non-GAAP reconciliation table for a reconciliation to the comparable GAAP measure
(8) Excludes acquired loans and net of SBA & GNMA guarantees. See non-GAAP reconciliation table for a reconciliation to the comparable GAAP measure

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM INDIRECT LENDING ACTIVITIES
(UNAUDITED)

	For the Quarter Ended
(in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Loan servicing revenue	$2,130	$2,199	$1,919	$2,343	$2,155
Gain on sale of loans	263	1,074	1,821	993	676
Gain on capitalization of servicing rights	182	1,020	1,403	781	523
Ancillary loan servicing revenue	172	204	153	302	101
Gross indirect lending revenue	2,747	4,497	5,296	4,419	3,455
Less:
Amortization of servicing rights, net	(846)	(857)	(870)	(953)	(1,067)
Total income from indirect lending activities	$1,901	$3,640	$4,426	$3,466	$2,388

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Average loans outstanding(1)	$1,627,946	$1,675,644	$1,756,958	$1,702,006	$1,726,342
Loans serviced for others	$1,114,710	$1,216,296	$1,197,160	$1,130,289	$1,152,636
Past due loans:
Amount 30+ days past due	2,965	1,535	2,223	2,972	1,585
Number 30+ days past due	255	143	200	252	135
30+ day performing delinquency rate(2)	0.18%	0.09%	0.13%	0.17%	0.09%
Nonperforming loans	1,405	1,363	1,778	1,278	1,231
Nonperforming loans as a percentage of period end loans(2)	0.08%	0.08%	0.10%	0.07%	0.07%
Net charge-offs	$1,011	$1,332	$1,502	$1,306	$895
Net charge-off rate(3)	0.26%	0.35%	0.39%	0.32%	0.23%
Number of vehicles repossessed during the period	132	147	154	164	145
Average beacon score	776	758	758	758	758

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING PRODUCTION
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Production by state:
Alabama	$13,587	$10,399	$14,452	$11,613	$18,296
Arkansas	26,997	26,569	33,602	32,789	48,143
Florida	51,723	49,976	65,053	56,432	71,530
Georgia	31,266	28,091	36,178	29,150	43,948
Louisiana	47,576	45,306	56,046	49,849	57,039
Mississippi	24,535	20,136	21,370	17,784	26,260
North Carolina	16,545	14,110	15,858	13,734	21,874
Oklahoma (2)	430	1,051	1,635	1,780	945
South Carolina	10,959	11,232	15,020	11,953	14,146
Tennessee	10,931	10,012	14,143	12,963	18,661
Texas (2)	13,312	26,542	32,902	24,942	31,851
Virginia	8,223	6,292	10,282	6,063	8,937
Total production by state	$256,084	$249,716	$316,541	$269,052	$361,630

Loan sales	$27,115	$151,996	$192,435	$97,916	$64,793
Portfolio yield(1)	2.92%	2.84%	2.87%	2.88%	2.81%

(1)	Includes held-for-sale
(2)	Fidelity has exited the Oklahoma and Texas markets in Q3 2017

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	For the Quarter Ended
(in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Marketing gain, net	$19,713	$21,355	$18,677	$19,364	$25,240
Origination points and fees	3,815	4,189	3,021	3,786	3,911
Loan servicing revenue	5,616	5,379	5,341	5,088	4,896
Gross mortgage revenue	$29,144	$30,923	$27,039	$28,238	$34,047
Less:
MSR amortization	(3,560)	(3,331)	(3,158)	(3,918)	(4,414)
MSR (impairment)/recovery, net	(544)	(636)	1,989	13,144	458
Total income from mortgage banking activities	$25,040	$26,956	$25,870	$37,464	$30,091

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Production by region:
Georgia	$490,323	$519,497	$395,404	$532,177	$580,170
Florida	95,010	95,983	46,365	46,140	44,849
Alabama/Tennessee(2)	7,299	7,294	3,600	5,485	7,307
Virginia/Maryland	129,774	143,885	81,901	139,283	160,959
North and South Carolina	30,448	33,767	25,727	33,783	31,332
Total retail	752,854	800,426	552,997	756,868	824,617
Wholesale	—	—	—	—	3,507
Total production by region	$752,854	$800,426	$552,997	$756,868	$828,124

% for purchases	86.3%	89.6%	80.9%	61.3%	66.7%
% for refinance loans	13.7%	10.4%	19.1%	38.7%	33.3%

Portfolio Production	$56,072	$46,902	$51,061	$38,907	$45,586

Funded loan type (UPB):
Conventional	62.0%	62.5%	63.9%	68.9%	68.9%
FHA/VA/USDA	23.3%	24.6%	24.2%	21.6%	22.2%
Jumbo	14.7%	12.9%	11.9%	9.5%	8.9%

Gross pipeline of locked loans to be sold (UPB)	$265,444	$360,551	$374,739	$211,921	$394,773
Loans held for sale (UPB)	$250,960	$271,714	$195,772	$250,094	$281,418

Total loan sales (UPB)	$731,595	$689,073	$566,003	$758,775	$796,379
Conventional	63.0%	63.6%	69.9%	72.8%	70.0%
FHA/VA/USDA	27.1%	26.6%	23.0%	22.6%	24.0%
Jumbo	9.9%	9.8%	7.1%	4.6%	6.0%

Average loans outstanding(1)	$698,068	$664,099	$592,537	$634,511	$635,529

(1) Includes held-for-sale
(2) Tennessee added in Q1 2017

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
THIRD PARTY MORTGAGE LOAN SERVICING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Loans serviced for others (UPB)	$8,715,198	$8,357,934	$8,067,426	$7,787,470	$7,489,954
Average loans serviced for others (UPB)	$8,657,475	$8,304,065	$8,013,761	$7,625,384	$7,337,291

MSR book value, net of amortization	$107,434	$102,549	$98,550	$95,282	$90,982
MSR impairment	(8,343)	(7,799)	(7,163)	(9,152)	(22,295)
MSR net carrying value	$99,091	$94,750	$91,387	$86,130	$68,687

MSR carrying value as a % of period end UPB	1.14%	1.13%	1.13%	1.11%	0.92%

Delinquency % loans serviced for others	1.41%	1.02%	0.53%	0.69%	0.76%

MSR revenue multiple(1)	4.38	4.38	4.25	4.14	3.44

(1) MSR carrying value (period end) to period end loans serviced for others divided by the ratio of annualized mortgage loan servicing revenue to average mortgage loans serviced for others

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	For the Quarter Ended
	September 30, 2017		June 30, 2017		September 30, 2016
	Average	Yield/	Average	Yield/	Average	Yield/
($ in thousands)	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$3,725,976	3.98%	$3,736,026	4.04%	$3,718,341	4.13%
Investment securities (1)	147,572	2.76%	164,037	2.97%	189,365	3.08%
Other earning assets	273,505	1.16%	345,891	0.98%	112,757	0.53%
Total interest-earning assets	4,147,053	3.75%	4,245,954	3.75%	4,020,463	3.98%
Noninterest-earning assets:
Cash and due from banks	41,590		44,132		29,400
Allowance for loan losses	(30,518)		(30,116)		(28,108)
Premises and equipment, net	87,679		87,332		88,292
Other real estate	9,111		10,907		17,714
Other assets	224,730		221,322		202,213
Total noninterest-earning assets	332,592		333,577		309,511
Total assets	$4,479,645		$4,579,531		$4,329,974
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand and money market deposits	$1,447,874	0.42%	$1,363,651	0.37%	$1,151,152	0.26%
Savings deposits	340,663	0.31%	357,712	0.32%	370,011	0.35%
Time deposits	1,021,563	0.92%	1,049,248	0.90%	1,047,044	0.86%
Total interest-bearing deposits	2,810,100	0.59%	2,770,611	0.56%	2,568,207	0.52%
Other short-term borrowings	20,899	0.32%	243,359	0.83%	258,139	0.53%
Subordinated debt	120,538	5.04%	120,505	4.79%	120,405	4.80%
Total interest-bearing liabilities	2,951,537	0.77%	3,134,475	0.75%	2,946,751	0.69%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	1,103,414		1,027,909		1,004,924
Other liabilities	44,732		44,824		36,896
Shareholders’ equity	379,962		372,323		341,403
Total noninterest-bearing liabilities and shareholders’ equity	1,528,108		1,445,056		1,383,223
Total liabilities and shareholders’ equity	$4,479,645		$4,579,531		$4,329,974
Net interest spread		2.98%		3.00%		3.29%
Net interest margin		3.20%		3.20%		3.47%

(1) Yield / Rate is calculated using interest income including the effect of taxable-equivalent adjustments utilizing a 35% tax rate.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
GAAP to non-GAAP Reconciliation
(UNAUDITED)

	For the Quarter Ended
($ in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Reconciliation of nonperforming assets to total loans, ORE, and repossessions, excluding acquired loans, SBA, and GNMA
Nonaccrual loans	$41,408	$37,894	$38,377	$35,358	$32,796
Add: loans past due 90 days or more and still accruing	6,534	7,210	8,414	6,189	6,140
Add: repossessions	2,040	1,779	1,654	2,274	1,747
Add: other real estate	8,624	9,382	11,284	14,814	16,926
Nonperforming assets (GAAP)	$58,606	$56,265	$59,729	$58,635	$57,609

Less: amount of GNMA repurchased government-guaranteed loans included in nonaccrual loans	$15,450	12,502	12,287	7,771	4,648
Less: SBA guaranteed loans in non accrual	2,145	2,949	3,373	4,248	5,685
Less: Nonaccrual acquired loans	7,509	4,878	5,719	6,136	5,563
Nonperforming assets, excluding acquired loans, SBA, and GNMA (Non-GAAP)	$33,502	$35,936	$38,350	$40,480	$41,713

Loans, excluding LHS	$3,409,707	$3,332,132	$3,354,926	$3,302,264	$3,332,311
Add: loans held-for-sale	340,329	394,710	361,117	465,328	451,617
Add: other real estate	8,624	9,382	11,284	14,814	16,926
Add: repossessions	2,040	1,779	1,654	2,274	1,747
Total Loans, ORE, and repossessions (GAAP)	3,760,700	3,738,003	3,728,981	3,784,680	3,802,601

Less: acquired loans	216,994	230,256	258,366	275,515	290,819
Total Loans, ORE, and repossessions, less acquired loans (non-GAAP)	$3,543,706	$3,507,747	$3,470,615	$3,509,165	$3,511,782
Adjusted nonperforming assets to loans, ORE, and repossessions (non-GAAP)	0.95%	1.02%	1.10%	1.15%	1.19%

Reconciliation of nonperforming assets to total assets, excluding acquired loans, SBA, and GNMA
Total Assets (GAAP)	$4,505,423	$4,609,280	$4,531,057	$4,389,685	$4,395,611
Adjusted nonperforming assets to assets(non-GAAP)	0.74%	0.78%	0.85%	0.92%	0.95%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
Non GAAP Measures and Ratio Reconciliation
(UNAUDITED)

	For the Quarter Ended
($ in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Reconciliation of adjusted allowance to total loans
Allowance for loan losses (GAAP)	$30,703	$30,425	$30,455	$29,830	$29,737
Less: allowance allocated to indirect auto loans	10,116	9,767	9,442	9,522	9,400
Less: allowance allocated to acquired loans	66	191	191	191	151
Adjusted allowance for loans losses (non-GAAP)	$20,521	$20,467	$20,822	$20,117	$20,186

Total loans, excluding LHS	$3,409,707	$3,332,132	$3,354,926	$3,302,264	$3,332,311
Less: indirect auto loans	1,609,689	1,531,761	1,565,298	1,575,865	1,631,903
Less: acquired loans	216,994	230,256	258,366	275,515	290,819
Adjusted total loans (non-GAAP)	$1,583,024	$1,570,115	$1,531,262	$1,450,884	$1,409,589

Adjusted allowance to adjusted total loans (non-GAAP)	1.30%	1.30%	1.36%	1.39%	1.43%

The tables above reconcile GAAP to non-GAAP ratios. The non-GAAP ratios contain financial information determined by methods other than in accordance with GAAP. Management uses these “non-GAAP” measures in its analysis of our performance. Management believes that these non-GAAP financial measures allow better comparability with prior periods, as well as with peers in the industry who provide a similar presentation and provide a greater understanding of our ongoing operations. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other Companies.